Exhibit 99.1
For Release 1 p.m. PDT
May 7, 2009
Trubion Pharmaceuticals, Inc. Reports First-Quarter 2009 Financial Results
SEATTLE, May 7, 2009—Trubion Pharmaceuticals, Inc. (Nasdaq: TRBN) today announced financial results for its first quarter ended March 31, 2009.
First-Quarter 2009 Financial Results
Revenue for the first quarter of 2009 was $4.2 million compared with $4.0 million for the first quarter of 2008. Revenue in the first quarter of 2009 was earned through the company’s strategic collaboration with Wyeth Pharmaceuticals, including $3.0 million for collaborative research funding and $1.2 million for amortization of the upfront fee of $40 million received in January 2006.
Total operating expenses for the first quarter of 2009 were $15.2 million compared with $10.5 million for the first quarter of 2008. The three-month increase in operating costs was primarily due to 1) an increase in outside manufacturing costs related to Trubion’s proprietary product candidate, TRU-016; and 2) a charge of $0.8 million in connection with one-time work-force reduction costs, including severance and other benefits.
Net loss for the first quarter of 2009 was $11.0 million, or $0.61 per diluted common share, compared with a net loss of $6.0 million, or $0.33 per diluted common share, for the first quarter of 2008.
Trubion had $44.0 million in cash, cash equivalents and investments as of March 31, 2009, compared with $52.9 million as of Dec. 31, 2008.
“In the first quarter, we continued to advance the development of our proprietary and partnered product candidates,” said Peter Thompson, M.D., FACP, president, CEO and chairman of Trubion. “In addition, we continued to take proactive steps to reduce our costs and align our current resources with the strongest near-term opportunities while positioning the company for long-term sustainability and success. We believe the actions taken in the first quarter should improve our financial standing and support operations into the second half of 2010.”
Recent milestones
•	In April 2009, Trubion announced the presentation of preclinical data regarding its SCORPION™ multispecific therapeutic technology at the 100th Annual Meeting of the American Association of Cancer Research (AACR) in Denver. The data presented demonstrated the selectivity and high potency of the bispecific CD79BxDR SCORPION molecule, its differentiation from monospecific approaches, and its potential as a therapeutic for B-cell depletion, particularly in diseases refractory to CD20-targeted therapies.

•	Trubion announced in March 2009 that Wyeth has initiated a Phase 1 clinical trial of SBI-087 for the treatment of systemic lupus erythematosus (SLE). SBI-087 is Trubion’s next-generation CD20 drug candidate; it is also being evaluated in a Phase 1 clinical trial for rheumatoid arthritis (RA).

•	In an effort to proactively reduce costs and extend capital, Trubion announced work-force reductions of approximately 25% and a corporate restructuring in February 2009. Based on the company’s current forecast, and excluding any proceeds from potential new partnerships or financings, the work-force reductions and targeted investments in preclinical and clinical programs are expected to support the company’s operations into the second half of 2010.

2009 Financial Guidance
Trubion’s current 2009 financial guidance includes the following:
•	Anticipated 2009 revenues of approximately $15 million to $20 million earned through the company’s Wyeth collaboration; and,

•	Anticipated 2009 operating cash requirements of approximately $30 million to $35 million.
This guidance does not include any additional cash receipts associated with potential new partnerships.
Conference Call Details
Trubion will host a conference call and webcast to discuss its first quarter 2009 financial results and provide an update on business activities. The call will be held May 7 at 2 p.m. Pacific Time, 5 p.m. Eastern Time. The live event will be available from Trubion’s website at http://investors.trubion.com, or by calling (877) 795-3638 or (719) 325-4816. A replay of the discussion will be available from Trubion’s website or by calling (888) 203-1112 or (719) 457-0820 and entering 6540657. The telephone replay will be available until midnight, May 14, 2009.
About Trubion
Trubion is a biopharmaceutical company that is creating a pipeline of novel protein therapeutic product candidates to treat autoimmune and inflammatory diseases and cancer. The Company’s mission is to develop a variety of first-in-class and best-in-class product candidates, customized for optimal safety, efficacy, and convenience that it believes may offer improved patient experiences. Trubion’s current product candidates are novel single-chain protein, or SMIP™, therapeutics, and are designed using its custom drug assembly technology. Trubion’s product pipeline includes CD20-directed SMIP therapeutics such as TRU-015 and SBI-087 for autoimmune and inflammatory diseases, developed under the Company’s Wyeth collaboration. Trubion’s product pipeline also includes Trubion’s proprietary SMIP product candidate, TRU-016, a novel CD37-targeted therapy for the treatment of B-cell malignancies that is currently in Phase 1/2 clinical evaluation. In addition to Trubion’s current clinical stage product pipeline, the Company is also developing additional product candidates that build on its product development experience. More information is available in the investors section of Trubion’s website: http://investors.trubion.com/index.cfm.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These statements include, but are not limited to, those related to the Company’s future clinical development programs and the timing thereof, the Company’s future regulatory filings and the timing and outcome thereof. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, risks associated with the clinical advancement of TRU-016 and SBI-087, risks associated with the Company’s Wyeth collaboration, including Wyeth’s control over development timelines, the risk that the Company is unable to advance its clinical development programs and regulatory applications and action at the rate it expects, the risks that the Company’s revenue results are smaller than anticipated and that its cash needs are greater than anticipated, and such other risks as identified in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2009, and from time to time in other reports filed by Trubion with the U.S. Securities and Exchange Commission. These reports are available on the Investors page of the Company’s corporate Web site at http://www.trubion.com. Trubion undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
TRBN-E
Contacts:
Jim DeNike
Senior Director, Corporate Communications
Trubion Pharmaceuticals, Inc.
(206) 838-0500
jdenike@trubion.com
http://www.trubion.com
Waggener Edstrom Worldwide Healthcare
Amy Petty
Senior Account Executive
(617) 576-5788
amyp@waggeneredstrom.com
(Tables Follow)

TRUBION PHARMACEUTICALS, INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2009	2008

Revenue	$4,212	$3,963

Operating expenses:
Research and development	12,079	7,515
General and administrative	3,110	2,973

Total operating expenses	15,189	10,488

Loss from operations	(10,977)	(6,525)
Interest income	118	735
Interest expense	(140)	(178)

Net loss	$(10,999)	$(5,968)

Basic and diluted net loss per share	$(0.61)	$(0.33)

Shares used in computation of basic and diluted net loss per share	17,899	17,831

	March 31,	December 31,
	2009	2008
Balance Sheet Data:
Cash and cash equivalents	$24,644	$29,969
Investments	19,343	22,928
Total assets	56,339	67,290
Deferred revenue	18,274	19,493
Total stockholders’ equity	21,763	31,468